     As filed with the Securities and Exchange Commission on March 19, 2002
                                                  Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HARMONY TRADING CORP.
             (Exact name of registrant as specified in its charter)

         New York                                         13-3935933
         --------                                         ----------
(State or other jurisdiction                             (IRS Employer
of incorporation or organization)                      Identification No.)

                          300 St. Sacrement, Suite 414
                            Montreal, Quebec H2Y 1X4
                             Canada (514) 286-0909
        (Address, Including Zip Code and Telephone Number, of Principal
                               Executive Offices)

       Modified Retainer Agreement with Kaplan Gottbetter & Levenson, LLP
                            (Full Title of the Plan)

                                    Copy to:

       Henry J. Yersh                           Adam S. Gottbetter, Esq.

    Harmony Trading Corp.                  Kaplan Gottbetter & Levenson, LLP

300 St. Sacrement, Suite 414                        630 Third Avenue

Montreal, Quebec H2Y 1X4 Canada                  New York, New York 10017

     (514) 286-0909                                  (212) 983-6900

(Name, Address and Telephone Number,
 including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
|                                         |              |   Proposed   |                  |                 |
|                                         |              |   Maximum    |    Proposed      |                 |
|                                         |  Amount To   |  Offering    |     Maximum      |   Amount of     |
|    Title of Securities                  |     Be       |    Price     |    Aggregate     |  Registration   |
|     To Be Registered                    |  Registered  |   Per Share  |   Offering Price |      Fee        |
|-----------------------------------------|--------------|--------------|------------------|-----------------|
|                                         |              |              |                  |                 |
|Common Stock, par value $.001 per share  |    50,000    |    $1.35     |      $67,500     |    $6.21 (1)    |
|                                         |              |              |                  |                 |
|TOTAL:                                   |    50,000    |    $1.35     |      $67,500     |    $6.21 (1)    |
|                                         |              |              |                  |                 |
--------------------------------------------------------------------------------------------------------------
(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant  to Rule  457(c) on the basis of the  average  of the high and low prices of the  common  stock of the  Registrant  as traded in the  over-the counter  market  and  reported  in the  Electronic  Bulletin  Board  of the National
     Association of Securities Dealers on March 14, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

Item 2.   Information and Employee Plan Annual Information

Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Harmony Trading Corp., 300 St. Sacrement, Suite 414, Montreal, Quebec H2Y 1X4 Canada, (514) 286-0909.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this registration statement.

a) Registrant's Annual Report on Form 10-KSB/A, as amended, for the fiscal year ended December 31, 2000 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-SB, as amended.


All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

     Not applicable. See Item 3(c) above

Item 5.   Interest of Named Experts and Counsel

The validity of the shares of common stock registered in this registration statement has been passed upon for the Registrant by Kaplan Gottbetter & Levenson, LLP, ("KGL") whose opinion is attached hereto as Exhibit 5. Adam S. Gottbetter, Paul R. Levenson, and Steven M. Kaplan, partners in KGL, will be issued shares of common stock of the Registrant as payment for legal services rendered. KGL Investment, Ltd. currently does not own any shares of the Registrant's common stock. KGL Investments, Ltd. is owned by Adam S. Gottbetter, Paul R. Levenson, and Steven M. Kaplan.

Item 6.   Indemnification of Directors and Officers.

Sections 722 and 723 of the New York Business Corporation Law grant us the power to indemnify our officers and directors as follows: (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful. (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation, except that no indemnification under this paragraph shall be made 4 in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation. Payment of indemnification other than by court award is as follows: (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section. (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case: (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or, (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs: (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections. (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer 5 to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

Our Certificate of Incorporation provides as follows: "SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

"SEVENTH: The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution or shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation."


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits

Exhibits No.        Description
------------        -----------
4                   Modified Retainer Agreement dated February 11, 2002, between
                    Registrant and Kaplan Gottbetter & Levenson, LLP.

5                   Opinion of Counsel, Kaplan Gottbetter & Levenson, LLP.

23.1                Consent of Counsel (included in Exhibit 5 hereto).

23.2                Consent of Thomas P. Monahan, CPA, Auditor.

Item 9.   UNDERTAKINGS

1.   The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the conformation required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of any employee benefits plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bonafide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 19th day of March, 2002.


                                           HARMONY TRADING CORP.

                                           By: /s/ Henry J. Yersh
                                               -----------------------------
                                               Henry J. Yersh, President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.


Signature                 Title                                   Date
---------                 -----                                   ----

/s/ Henry J. Yersh        President and Chairman of the Board     March 19, 2002
---------------------
Henry J. Yersh

/s/ Denis St. Hilaire     Chief Financial Officer and Director    March 19, 2002
---------------------
Denis St. Hilaire